Exhibit 99.4

                                                                   Certification


                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)

     I ACKNOWLEDGE THAT THE SHARE OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF HEMLOCK FEDERAL FINANCIAL CORPORATION ("HOLDING COMPANY") IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY HEMLOCK FEDERAL BANK FOR SAVINGS OR BY THE FEDERAL GOVERNMENT.

     If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Acting Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

     I further certify that, before purchasing the shares of Common Stock of the Holding Company, I received a copy of the Prospectus dated, XXXXX XX, 1997 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page X of the Prospectus:

     1. Limited Growth Potential; Difficulty in Fully Leveraging Capital; Possible Unfavorable Impact on Post-Conversion Stock Price

     2.  Mortgage-Backed Securities Portfolios; Effect on Asset Yield

     3.  Interest Rate Risk Exposure

     4.  Future Contributions to the Bank's Charitable Foundation

     5.  Competition

     6.  Takeover Defensive Provisions

     7.  Anti-Takeover Provisions

     8.  Regulatory Oversight

     9.  Risk of Delayed Offering

    10.  Absence of Active Market for Common Stock

    11.  Possible Consequences of Amendment to Plan of Conversion



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Signature                                   Signature

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(Note: If stock is to be held jointly, both parties must sign)

Date: _________________________